As filed with the Securities and Exchange Commission on June 15, 2009
File No. 001-34231

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to
Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(B) OR 12(G) OF
THE SECURITIES EXCHANGE ACT OF 1934

PRIDE SPINCO, INC.*
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	90-0431585 (I.R.S. Employer Identification No.)

5847 San Felipe, Suite 1600
Houston, Texas 77057
(713) 369-7300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class Registered	Name of Each Exchange on Which Such Class will be Registered

Common Stock, par value $.01 per share	NASDAQ Global Select Market
(including the Preferred Stock Purchase Rights attached thereto)

Securities to be registered pursuant to Section 12(g) of the Act:
None.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

* The registrant is currently named Pride SpinCo, Inc. Before the effective date of this registration statement, the registrant will change its name to Seahawk Drilling, Inc.

INFORMATION INCLUDED IN INFORMATION STATEMENT
AND INCORPORATED BY REFERENCE IN FORM 10

CROSS REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

This Registration Statement on Form 10 (the “Form 10”) incorporates by reference information contained in the information statement filed as Exhibit 99.1 hereto (the “Information Statement”). The cross-reference table below identifies where the items required by Form 10 can be found in the Information Statement.

ITEM 1.	BUSINESS

The information required by this item is contained in the sections entitled “Summary,” “Risk Factors,” “Forward-Looking Information,” “The Spin-Off,” “Capitalization,” “Management’s Discussion and Analysis of Combined Financial Condition and Results of Operations” and “Business” in the Information Statement, and such sections of the Information Statement are incorporated herein by reference.

ITEM 1A.	RISK FACTORS

The information required by this item is contained in the sections entitled “Risk Factors” and “Forward-Looking Information” in the Information Statement, and such sections of the Information Statement are incorporated herein by reference.

ITEM 2.	FINANCIAL INFORMATION

The information required by this item is contained in the sections entitled “Summary,” “Capitalization,” “Selected Historical Combined Financial Information,” “Unaudited Pro Forma Combined Financial Information,” and “Management’s Discussion and Analysis of Combined Financial Condition and Results of Operations” in the Information Statement, and such sections of the Information Statement are incorporated herein by reference.

ITEM 3.	PROPERTIES

The information required by this item is contained in the section entitled “Business — Properties” in the Information Statement, and such section of the Information Statement is incorporated herein by reference.

ITEM 4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The information required by this item is contained in the section entitled “Management — Security Ownership of Executive Officers and Directors” and “Security Ownership of Certain Beneficial Owners” in the Information Statement, and such section of the Information Statement is incorporated herein by reference.

ITEM 5.	DIRECTORS AND EXECUTIVE OFFICERS

The information required by this item is contained in the sections entitled “Management — Directors and Executive Officers,” “Management — Board Structure” and “Management — Board Committees” in the Information Statement, and such sections of the Information Statement are incorporated herein by reference.

ITEM 6.	EXECUTIVE COMPENSATION

The information required by this item is contained in the sections entitled “The Spin-Off — Treatment of Stock-Based Awards,” “Management,” and “Certain Relationships and Related Party Transactions — Agreements Between Us and Pride — Employee Matters Agreement” in the Information Statement, and such sections of the Information Statement are incorporated herein by reference.

ITEM 7.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The information required by this item is contained in the sections entitled “Management’s Discussion and Analysis of Combined Financial Condition and Results of Operations,” “Management,” and “Certain Relationships and Related Party Transactions” in the Information Statement, and such sections of the Information Statement are incorporated herein by reference.

ITEM 8.	LEGAL PROCEEDINGS

The information required by this item is contained in the section entitled “Business — Legal Proceedings” in the Information Statement, and such section of the Information Statement is incorporated herein by reference.

ITEM 9.	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The information required by this item is contained in the sections entitled “Summary,” “The Spin-Off,” “Dividend Policy,” and “Description of Capital Stock,” in the Information Statement, and such sections of the Information Statement are incorporated herein by reference.

ITEM 10.	RECENT SALES OF UNREGISTERED SECURITIES

None.

ITEM 11.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The information required by this item is contained in the sections entitled “The Spin-Off,” “Dividend Policy,” and “Description of Capital Stock” in the Information Statement, and such sections of the Information Statement are incorporated herein by reference.

ITEM 12.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The information required by this item is contained in the section entitled “Indemnification of Directors and Officers” in the Information Statement, and such section of the Information Statement is incorporated herein by reference.

ITEM 13.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The information required by this item is contained in the section entitled “Index to Financial Statements” in the Information Statement, and such section of the Information Statement is incorporated herein by reference.

ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 15.	FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.  The information required by this item is contained in “Index to Financial Statements,” and such section of the Information Statement is incorporated by reference herein.

(b) Exhibits.  The following exhibits are furnished as exhibits hereto:

Exhibit
Number		Description

2	.1**	Form of Master Separation Agreement
3	.1***	Form of Restated Certificate of Incorporation
3	.2***	Form of Bylaws
4	.1**	Form of Rights Agreement
4	.2*	Form of Credit Agreement
10	.1**	Form of Transition Services Agreement
10	.2**	Form of Tax Sharing Agreement
10	.3**	Form of Employee Matters Agreement
10	.4†***	Randall D. Stilley Employment Agreement
10	.5†***	Steven A. Manz Employment Agreement
10	.6†***	Alejandro Cestero Employment Agreement
10	.7†***	Oscar A. German Employment Agreement
10	.8†**	2009 Long-Term Incentive Plan
21	.1***	List of subsidiaries of the registrant
99	.1**	Preliminary Information Statement

*	To be filed by amendment.

**	Filed herewith.

***	Previously filed.

†	Compensatory plan or agreement.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on June 15, 2009.

PRIDE SPINCO, INC.

By:	/s/ Randall D. Stilley
Randall D. Stilley
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number		Description

2	.1**	Form of Master Separation Agreement
3	.1***	Form of Restated Certificate of Incorporation
3	.2***	Form of Bylaws
4	.1**	Form of Rights Agreement
4	.2*	Form of Credit Agreement
10	.1**	Form of Transition Services Agreement
10	.2**	Form of Tax Sharing Agreement
10	.3**	Form of Employee Matters Agreement
10	.4†***	Randall D. Stilley Employment Agreement
10	.5†***	Steven A. Manz Employment Agreement
10	.6†***	Alejandro Cestero Employment Agreement
10	.7†***	Oscar A. German Employment Agreement
10	.8†**	2009 Long-Term Incentive Plan
21	.1***	List of subsidiaries of the registrant
99	.1**	Preliminary Information Statement

*	To be filed by amendment.

**	Filed herewith.

***	Previously filed.

†	Compensatory plan or agreement.